UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2025

JUNIPER NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34501	77-0422528
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1133 Innovation Way
Sunnyvale, California	94089
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (408) 745-2000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	JNPR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging Growth Company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

On July 2, 2025 (the “Closing Date”), Juniper Networks, Inc., a Delaware corporation (the “Company”), Hewlett Packard Enterprise Company, a Delaware corporation (“Parent”) and Jasmine Acquisition Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), completed the transactions contemplated by the previously announced Agreement and Plan of Merger, dated as of January 9, 2024 (as it may be amended, supplemented or otherwise modified from time to time, the “Merger Agreement”), by and among the Company, Parent and Merger Sub. Pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”), Merger Sub merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent. Capitalized terms used herein without definition have the meanings specified in the Merger Agreement.

Item 1.02	Termination of a Material Definitive Agreement.

The information contained in the Introductory Note and in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 1.02.

Concurrently with the closing of the Merger, the Company repaid all obligations outstanding under, and concurrently terminated, the Credit Agreement, dated as of June 15, 2023, by and among the Company, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent, as amended or supplemented from time to time.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information contained in the Introductory Note and in Items 3.03, 5.01, 5.02, 5.03 and 8.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.01.

As a result of the Merger, at the Effective Time and in accordance with the terms set forth in the Merger Agreement, each share of common stock of the Company, par value $0.00001 per share (“Company Common Stock”) issued and outstanding immediately prior to the Effective Time (subject to certain exceptions, including shares of Company Common Stock owned by stockholders of the Company who have not voted in favor of the adoption of the Merger Agreement and have properly exercised appraisal rights in accordance with Section 262 of the General Corporation Law of the State of Delaware) was automatically converted into the right to receive $40.00 in cash, without interest and subject to applicable withholding taxes (the “Merger Consideration”).

In addition, pursuant to the Merger Agreement and in accordance with the terms set forth therein, at the Effective Time:

•

each option to purchase shares of Company Common Stock granted under the Company Stock Plans (“Company Option Award”) that was outstanding as of immediately prior to the Effective Time was converted into an option to acquire (a) that number of whole shares of common stock of Parent, par value $0.01 per share (“Parent Common Stock”) (rounded down to the nearest whole number of shares), equal to the product of (i) the number of shares of Company Common Stock underlying such Company Option Award immediately prior to the Effective Time, multiplied by (ii) the Equity Award Exchange Ratio, (b) at an exercise price per share of Parent Common Stock (rounded up to the nearest whole cent) equal to the quotient obtained by dividing (i) the exercise price per share of Company Common Stock of such Company Option Award, by (ii) the Equity Award Exchange Ratio. Other than as set forth above, following the Effective Time, each Company Option Award that was converted into a Parent Option Award will remain subject to the same terms and conditions that were applicable to such Company Option Award immediately prior to the Effective Time;

•

each Company RSU Award that was outstanding immediately prior to the Effective Time (other than any such award held by a non-employee member of the board of directors of the Company (the “Board”)) was converted into a restricted stock unit award that corresponds to that number of whole shares of Parent Common Stock (“Parent RSU Award”) (rounded to the nearest whole number of shares) equal to the product of (a) the number of shares of Company Common Stock underlying such Company RSU Award immediately prior to the Effective Time, multiplied by (b) the Equity Award Exchange Ratio; provided, that for Company RSU Awards subject to performance-vesting, the number of shares of Company Common Stock underlying each such Company RSU Award was determined (i) in respect of performance or measurement periods that were completed and for which the Compensation Committee of the Board (the “Compensation Committee”) determined performance achievement on or prior to the Closing Date, based on actual performance determined by the Compensation Committee (or in the case of such awards assumed by the Company from prior acquisitions, any management committee or other committee established by the Board or authorized committees thereof) in accordance with the terms thereof in the ordinary course of business consistent with past practice, and (ii) in respect of all other performance or measurement periods with applicable performance goals deemed achieved at target performance levels (or if the maximum number of shares of Company Common Stock issuable under such performance-vesting Company RSU Award is 100% of the “target” level, such “target” level), except that the achievement of TSR performance goals was determined based on actual performance in connection with the transactions contemplated by the Merger Agreement pursuant to the applicable award agreement. Except as otherwise provided in the foregoing, following the Effective Time, each Parent RSU Award will continue to have, and will be subject to, the same terms and conditions as applied to the corresponding Company RSU Award immediately prior to the Effective Time; and

•

each Company RSU Award that was outstanding immediately prior to the Effective Time and was held by a non-employee member of the Board vested in full, and was canceled and converted into the right to receive an amount of cash equal to the product of (a) the number of shares of Company Common Stock subject to such Company RSU Award, multiplied by (b) the Merger Consideration.

The aggregate Merger Consideration paid to stockholders of the Company was approximately $14 billion.

The foregoing description of the Merger, the Merger Agreement and the other transactions completed pursuant thereto is not complete and is subject to, and qualified in its entirety by reference to, the full text of the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) on January 10, 2024.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information contained in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

In connection with the consummation of the Merger, on the Closing Date, the Company notified the New York Stock Exchange (the “NYSE”) that the Merger had been consummated and that the outstanding Company Common Stock had been converted into the right to receive the Merger Consideration. The Company requested that the NYSE (i) suspend trading of the Company Common Stock on the NYSE prior to the opening of trading on the Closing Date, (ii) withdraw the Company Common Stock from listing on the NYSE and (iii) file with the SEC a Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on Form 25 to report that the Company Common Stock is no longer listed on the NYSE and to apply for the deregistration of the Company Common Stock under Section 12(b) of the Exchange Act. As a result, the Company Common Stock, which previously traded under the symbol “JNPR”, will no longer be listed on the NYSE.

In addition, the Company intends to file a certification on Form 15 with the SEC requesting the termination of registration of all shares of Company Common Stock under Section 12(g) of the Exchange Act, and suspension of the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act with respect to the Company Common Stock.

Item 3.03	Material Modification to Rights of Security Holders.

The information contained in the Introductory Note and in Items 2.01, 3.01, 5.01 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

As a result of the Merger, at the Effective Time, each share of Company Common Stock that was issued and outstanding immediately prior to the Effective Time (except as described in Item 2.01 of this Current Report on Form 8-K) was automatically canceled and converted into the right to receive the Merger Consideration pursuant to the terms of the Merger Agreement. Accordingly, at the Effective Time, holders of such shares of Company Common Stock ceased to have any rights as stockholders of the Company, other than the right to receive the Merger Consideration pursuant to the terms of the Merger Agreement.

Item 5.01	Changes in Control of Registrant.

The information contained in the Introductory Note and in Items 2.01, 3.01 and 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

As a result of the consummation of the Merger, at the Effective Time, a change in control of the Company occurred and the Company became a wholly owned subsidiary of Parent.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information contained in the Introductory Note and in Items 2.01 and 5.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02.

As a result of the Merger and pursuant to the Merger Agreement, as of the Effective Time, each of Anne DelSanto, Kevin DeNuccio, James Dolce, Steven Fernandez, Christine Gorjanc, Janet Haugen, Scott Kriens, Rahul Merchant, Rami Rahim and William Stensrud resigned from the Board and from any and all committees or subcommittees of the Board on which they served.

As of the Effective Time, Jonathan Sturz and Jeremy K. Cox, who were the directors of Merger Sub immediately prior to the Effective Time, became the directors of the Company.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information contained in the Introductory Note and in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.

Pursuant to the Merger Agreement, effective as of the Effective Time, the certificate of incorporation and the bylaws of the Company were amended and restated in their entirety to be in the forms of the certificate of incorporation and bylaws of Merger Sub as in effective immediately prior to the Effective Time, except that references to Merger Sub’s name were replaced with references to the Company’s name. A copy of the Fifth Restated Certificate of Incorporation and Second Amended and Restated Bylaws of the Company are attached hereto as Exhibits 3.1 and 3.2, respectively, and are incorporated herein by reference.

Item 8.01	Other Items.

As previously disclosed, on January 30, 2025, the United States Department of Justice (the “DOJ”) filed a complaint in the United States District Court for the Northern District of California seeking to enjoin the Merger.

On June 28, 2025, the Company and Parent issued a joint release announcing the Company and Parent had reached a settlement with the DOJ. Subject to the terms set forth therein, the settlement requires the divestiture of the Parent’s Instant On business and the undertaking of an auction for the non-exclusive licensing of the Company’s Mist AIOps source code used in the Company’s WLAN products.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of January 9, 2024, by and among Juniper Networks, Inc., Hewlett Packard Enterprise Company and Jasmine Acquisition Sub, Inc. (incorporated by reference to Exhibit 2.1 to Juniper Networks, Inc.’s Current Report on Form 8-K, filed January 10, 2024).

3.1	Fifth Restated Certificate of Incorporation of Juniper Networks, Inc.

3.2	Second Amended and Restated Bylaws of Juniper Networks, Inc.

99.1	Press Release, dated as of June 28, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. Juniper Networks, Inc. hereby undertakes to furnish supplementally a copy of any omitted schedule upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 2, 2025	JUNIPER NETWORKS, INC.

	By:	/s/ Rami Rahim
	Name:	Rami Rahim
	Title:	Chief Executive Officer